Exhibit 99.1

401 Merritt 7

Norwalk, CT 06851

(203) 614-5600

www.frontier.com

Frontier Communications Reports 2017 Third Quarter Results

•	Total revenue of $2.25 billion

•	Consumer customer churn improved to 2.08% from 2.24% in Q2 2017, driven by CTF FiOS®

•	Achieved pre-acquisition level of CTF FiOS broadband gross adds

•	Net loss of $38 million

•	Adjusted EBITDA[1] of $914 million

Norwalk, Conn., October 31, 2017 – Frontier Communications Corporation (NASDAQ:FTR) today reported financial results for the third quarter ended September 30, 2017.

“Our third quarter results highlight the ongoing stabilization across our business as we focus on executing our strategy,” said Dan McCarthy, President and CEO. “During the quarter, we were pleased with the continued improvement in subscriber trends and churn in our California, Texas and Florida (CTF) markets, ongoing stabilization in our commercial business, and continued operating efficiencies. We remain committed to enhancing the customer experience, further reducing churn, generating cash flow, and improving the balance sheet to further stabilize the business and grow longer-term.”

Consolidated Results

Consolidated revenues for the third quarter were $2.25 billion. Within consolidated revenue, consumer revenue was $1.1 billion, commercial revenue was $958 million and regulatory revenue was $191 million.

Net loss for the third quarter of 2017 was $38 million. Net loss attributable to common shares was $92 million for a diluted net loss per common share of $1.19. Adjusted EBITDA2 totaled $914 million for

[1]	During the third quarter of 2017, we revised our methodology for calculating adjusted EBITDA to exclude GAAP pension/OPEB expense instead of excluding non-cash pension/OPEB costs. We also revised our methodology to exclude stock-based compensation expense. We revised our methodology for calculating adjusted EBITDA because: 1) by excluding GAAP pension/OPEB expense, instead of non-cash pension/OPEB costs, we made adjusted EBITDA a more transparent measure; 2) adjusted EBITDA now is directly calculable from our GAAP financial statements; and 3) the revision made adjusted EBITDA more completely a performance measure by insulating quarterly adjusted EBITDA from fluctuations caused by quarterly differences in our cash contributions to our pension fund, which is a liquidity-related factor unrelated to the performance of the business. See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation to net loss.
[2]	See Note 1, above.

an adjusted EBITDA margin3 of 40.6%. During the third quarter of 2017, we revised our methodology for calculating adjusted EBITDA. See footnote 1, above, for a detailed description of the revision and the reasons for making the revision.

The Company achieved more than $19 million of synergies in Q3 and remains on track to achieve its target of $350 million in annual savings by mid-2018.

Net cash provided from operating activities was $356 million for the third quarter of 2017. Adjusted free cash flow4 was $182 million for the third quarter.

Consumer Business Highlights

•	Revenue was $1.1 billion, a sequential decline of $22 million versus the $40 million sequential decline in the second quarter. The improved trend was entirely driven by a stronger performance in CTF.

•	Customer churn improved to 2.08% (1.92% for Frontier Legacy and 2.33% for CTF operations) compared to 2.24% for the second quarter of 2017 (1.95% for Frontier Legacy and 2.69% for CTF operations), with CTF FiOS being the primary driver of the overall improvement.

•	Combined Average Revenue Per Customer (ARPC) of $80.91 ($63.99 for Frontier Legacy and $107.33 for CTF operations). Excluding the positive one-time impact of the Mayweather vs. McGregor fight in the quarter, each of these measures of ARPC was stable sequentially.

Commercial Business Highlights

•	Revenue of $958 million, was roughly stable with the second quarter, adjusted for the divestiture of the Frontier Secure Strategic Partnerships business.

•	Total commercial customers of 463,000 compared to 473,000 during the second quarter of 2017.

Capital Structure

•	We purchased $45 million principal amount of our senior unsecured notes on the open market during the third quarter of 2017.

•	As of September 30, 2017, our Leverage Ratio (as calculated in accordance with our credit agreements) was 4.39:1, which complies with our obligations under our credit agreements. The Leverage Ratio was 4.20:1 as of June 30, 2017.

[3]	See Note 1, above. Adjusted EBITDA margin is a non-GAAP measure of performance, calculated as adjusted EBITDA, divided by total revenue. See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation to net loss.
[4]	Adjusted free cash flow is a non-GAAP measure of liquidity derived from net cash provided from operating activities. See “Non-GAAP Measures” for a description of this measure and its calculation, and Schedule A for a reconciliation to net cash provided from operating activities.

•	The Company remains committed to deleveraging the business.

Guidance

For the full year 2017, Frontier’s guidance is the following:

•	Adjusted free cash flow[5] - $730 million to $750 million

•	Capital expenditures - $1.15 billion to $1.2 billion

•	Integration - operating expense $20 million; capital expenditures $50 million

•	Storm impact - operating expense $28 million; capital expenditures $12 million

•	Net cash tax refund - $50 million

For the fourth quarter 2017, Frontier’s guidance is the following:

•	Adjusted EBITDA[6] - $910 million to $930 million

•	Cash pension/OPEB - $34 million

Non-GAAP Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted free cash flow, adjusted operating expenses, and dividend payout ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier’s underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions. We believe that the presentation of these non-GAAP financial measures provides useful information to investors regarding our financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures (i) provide a more comprehensive view of our core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income, losses on extinguishment of debt and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenues.

[5]	See Note 4, above.
[6]	See Note 1, above.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude acquisition and integration costs, GAAP pension/OPEB expense (including pension settlement costs), restructuring costs and other charges, stock-based compensation expense, goodwill impairment charges, and certain other items (storm-related costs in the third quarter of 2017). Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total revenues.

Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. We believe that these non-GAAP measures provide useful information for investors in evaluating our operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Adjusted net income (loss) attributable to Frontier common shareholders is defined as net income (loss) attributable to Frontier common shareholders and excludes acquisition and integration costs, restructuring costs and other charges, pension settlement costs, goodwill impairment charges, certain income tax items and the income tax effect of these items, and one-time storm-related costs in Q3 2017 (and which, owing to the timing of the storms, also will be excluded in Q4 of 2017). Adjustments have also been made to exclude the financing costs and related income tax effects associated with the April 1, 2016 Verizon Transaction, including interest expense on debt raised to finance the transaction and preferred dividends paid, in each case prior to our ownership of the CTF Operations. Adjusting for these items allows investors to better understand and analyze our financial performance over the periods presented.

Free cash flow, as used by management in the operation of its business, is defined as net cash provided from operating activities less capital expenditures for business operations and preferred dividends. In determining free cash flow, further adjustments are made to exclude acquisition and integration expense, income taxes, restructuring costs, one-time storm-related costs and capital expenditures, and interest expense on commitment fees, which provides a better comparison of our core operations from period to period. Changes in working capital accounts are excluded from this calculation due to seasonality and specific timing of cash receipts and disbursements between various reporting periods.

Adjusted free cash flow is defined as free cash flow, as described above, adjusted by excluding interest expense, prior to our April 1, 2016 ownership of the CTF Operations, on debt we incurred to finance the Verizon Transaction, and preferred stock dividends paid prior to April 1, 2016.

Management uses free cash flow and adjusted free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of our core operations and ability to generate cash flow. We believe that these non-GAAP measures are useful to investors in evaluating cash available to service debt and pay dividends. In addition, we believe that adjusted free cash flow provides a useful comparison from period to period because it excludes the impact of financing (debt and preferred stock) raised in connection with the Verizon Transaction during periods prior to our ownership of the CTF Operations. These non-GAAP financial measures have certain shortcomings; they do not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments, changes in working capital, and common stock dividends are not deducted in determining such measures. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Dividend payout ratio is calculated by dividing the dividends paid on common stock (as adjusted) by adjusted free cash flow. Dividends paid on common stock has been adjusted to exclude dividends paid on common stock issued in June 2015, from the date of issuance until April 1, 2016, when the proceeds of the issuance were used in the Verizon Transaction that generated adjusted free cash flow from that date. Management uses the dividend payout ratio as a metric to indicate the proportion of our adjusted free cash flow that we used to pay dividends to our common shareholders. We have made adjustments to exclude the impact of financing raised in connection with the Verizon Transaction during periods prior to our ownership of the CTF Operations, which we believe provides a useful comparison from period to period.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, acquisition and integration costs, goodwill impairment charges, GAAP pension/OPEB expense (including pension settlement costs), stock-based compensation expense, one-time storm-related costs, and restructuring costs and other charges. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.

Conference Call and Webcast

We will host a conference call today at 4:30 P.M. Eastern time. In connection with the conference call and as a convenience to investors, Frontier furnished today, under cover of a Current Report on Form 8-K, additional materials regarding third quarter 2017 results. The conference call will be webcast and may be accessed in the Webcasts & Presentations section of Frontier’s Investor Relations website at www.frontier.com/ir.

A telephonic replay of the conference call will be available from 8:00 P.M. Eastern Time on October 31, 2017, through 8:00 P.M. Eastern Time on November 5, 2017 at 888-203-1112 for callers dialing from the U.S. or Canada, and at 719-457-0820 for those dialing from outside the U.S. or Canada. Use the passcode 3909760 to access the replay. A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) is a leader in providing communications services to urban, suburban, and rural communities in 29 states. Frontier offers a variety of services to residential customers over its fiber-optic and copper networks, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business Edge™ offers communications solutions to small, medium, and enterprise businesses. More information about Frontier is available at www.frontier.com.

Forward-Looking Statements

This earnings release contains “forward-looking statements,” related to future, not past, events. Forward-looking statements address our expected future business and financial performance and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.”

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: competition from cable, wireless and wireline carriers, satellite, and OTT companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; risks related to the operation of properties acquired from Verizon, including our ability to retain or obtain customers in those markets, our ability to realize anticipated cost savings, and our ability to meet commitments made in connection with the acquisition; reductions in revenue from our voice customers that we cannot offset with increases in revenue from broadband and video subscribers and sales of other products and services; our ability to maintain relationships with customers, employees or suppliers; our ability to attract/retain key talent; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings; the effects of changes in accounting policies or practices, including potential future impairment charges with respect to our intangible assets; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity, which may affect payment of dividends on our common and preferred shares; the effects of changes in both general and local economic conditions on the markets that we serve; the effects of increased medical expenses and pension and postemployment expenses; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; our ability to successfully renegotiate union contracts; changes in pension plan assumptions, interest rates, regulatory rules and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2017 and beyond; adverse changes in the credit markets; adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations; the availability and cost of financing in the credit markets; covenants in our indentures and credit agreements that may limit our operational and financial flexibility; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; the effects of severe weather events or other natural or man-made disasters, which may increase our operating expenses or adversely impact customer revenue; the impact of potential information technology or data security breaches or other disruptions; and the risks and other factors contained in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. Any of the foregoing events, or other events, could cause our results to vary from management’s forward-looking statements included in this earnings release. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We have no obligation to update or revise these forward-looking statements and do not undertake to do so.

INVESTOR CONTACT:	MEDIA CONTACT
Luke Szymczak	Brigid Smith
VP, Investor Relations	AVP, Corporate Communications
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

Frontier Communications Corporation

Consolidated Financial Data

	For the quarter ended			For the nine months ended
($ in millions and shares in thousands, except per share amounts)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Statement of Operations Data
Revenue	$2,251	$2,304	$2,524	$6,911	$6,487

Operating expenses:
Network access expenses	390	408	440	1,209	1,053
Network related expenses	497	477	527	1,468	1,399
Selling, general and administrative expenses	486	531	582	1,561	1,535
Depreciation and amortization	539	552	578	1,670	1,469
Goodwill impairment	—	670	—	670	—
Acquisition and integration costs	1	12	122	15	387
Pension settlement costs	15	19	—	77	—
Restructuring costs and other charges	14	29	11	55	11

Total operating expenses	1,942	2,698	2,260	6,725	5,854

Operating income (loss)	309	(394)	264	186	633
Investment and other income, net	2	—	3	5	14
Loss (gain) on extinguishment of debt and debt exchanges	(1)	90	7	89	7
Interest expense	381	388	386	1,157	1,145

Loss before income taxes	(69)	(872)	(126)	(1,055)	(505)
Income tax benefit	(31)	(210)	(46)	(280)	(212)

Net loss	(38)	(662)	(80)	(775)	(293)
Less: Dividends on preferred stock	54	53	54	161	161

Net loss attributable to Frontier common shareholders	$(92)	$(715)	$(134)	$(936)	$(454)

Weighted average shares outstanding - basic	77,797	77,795	77,612	77,714	77,608
Weighted average shares outstanding - diluted	77,797	77,951	77,612	77,875	77,608
Basic net loss per common share	$(1.19)	$(9.20)	$(1.73)	$(12.06)	$(5.87)

Diluted net loss per common share	$(1.19)	$(9.21)	$(1.73)	$(12.07)	$(5.87)

Other Financial Data:
Capital expenditures - Business operations	$268	$263	$403	$846	$960
Capital expenditures - Integration activities	14	4	11	19	99
Dividends paid - Common stock	47	48	124	219	370
Dividends paid - Preferred stock	54	53	54	161	161

Frontier Communications Corporation

Consolidated Financial Data

	For the quarter ended			For the nine months ended
($ in millions)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Selected Statement of Operations Data
Revenue:
Data and internet services	$956	$974	$1,045	$2,923	$2,680
Voice services	702	724	809	2,177	2,112
Video services	318	329	392	994	879
Other	84	79	73	231	218

Customer revenue	2,060	2,106	2,319	6,325	5,889
Switched access and subsidy	191	198	205	586	598

Total revenue	$2,251	$2,304	$2,524	$6,911	$6,487

Other Financial Data
Revenue:
Consumer	$1,102	$1,124	$1,272	$3,390	$3,187
Commercial	958	982	1,047	2,935	2,702

Customer revenue	2,060	2,106	2,319	6,325	5,889
Switched access and subsidy	191	198	205	586	598

Total revenue	$2,251	$2,304	$2,524	$6,911	$6,487

Operating Expenses:
Network access expenses	$390	$408	$440	$1,209	$1,053
Network related expenses	497	477	527	1,468	1,399
Selling, general and administrative expenses	486	531	582	1,561	1,535
Goodwill impairment	—	670	—	670	—
Acquisition and integration costs	1	12	122	15	387
Pension settlement costs	15	19	—	77	—
Restructuring costs and other charges	14	29	11	55	11

Cost and expenses (exclusive of depreciation and amortization)	1,403	2,146	1,682	5,055	4,385
Depreciation and amortization	539	552	578	1,670	1,469

Total Operating Expenses	$1,942	$2,698	$2,260	$6,725	$5,854

Frontier Communications Corporation

Consolidated Financial and Operating Data

	For the quarter ended				For the nine months ended
	September 30, 2017	June 30, 2017	September 30, 2016		September 30, 2017	September 30, 2016
Customers (in thousands)	4,949	5,058	5,551	(1)	4,949	5,551	(1)
Consumer customer metrics
Customers (in thousands)	4,486	4,585	5,035	(1)	4,486	5,035	(1)
Net customer additions/(losses)	(99)	(151)	(155)		(405)	1,910
Average monthly consumer revenue per customer	$80.91	$80.38	$82.34		$80.73	$76.11
Customer monthly churn	2.08%	2.24%	2.08%		2.23%	1.94%
Commercial customer metrics
Customers (in thousands)	463	473	516	(1)	463	516	(1)
Broadband subscriber metrics (in thousands)
Broadband subscribers	4,000	4,063	4,362	(2)	4,000	4,362	(2)
Net subscriber additions/(losses)	(63)	(100)	(99)		(271)	1,900
Video (excl. DISH) subscriber metrics (in thousands)
Video subscribers	981	1,007	1,222	(2)	981	1,222	(2)
Net subscriber additions/(losses)	(26)	(58)	(82)		(164)	980
Video - DISH subscriber metrics (in thousands)
DISH subscribers	244	254	281	(2)	244	281	(2)
Net subscriber additions/(losses)	(10)	(12)	(11)		(30)	(31)
Employees	23,181 (3)	23,924	30,358		23,181 (3)	30,358

(1)	2,283,000 consumer customers, 250,000 commercial customers and 2,533,000 total customers were acquired at the time of the CTF Acquisition.
(2)	2,052,000 broadband subscribers and 1,165,000 video subscribers were acquired at the time of the CTF Acquisition.
(3)	At December 31, 2016, we had approximately 1,900 employees from our Frontier Secure Partnerships business, which was sold in May 2017

Frontier Communications Corporation

Condensed Consolidated Balance Sheet Data

($ in millions)	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$286	$522
Accounts receivable, net	780	938
Other current assets	196	196

Total current assets	1,262	1,656
Property, plant and equipment, net	14,375	14,902
Other assets - principally goodwill	11,439	12,455

Total assets	$27,076	$29,013

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$166	$363
Accounts payable and other current liabilities	1,627	2,081

Total current liabilities	1,793	2,444
Deferred income taxes and other liabilities	4,269	4,490
Long-term debt	17,604	17,560
Equity	3,410	4,519

Total liabilities and equity	$27,076	$29,013

Frontier Communications Corporation

Consolidated Cash Flow Data

	For the nine months ended September 30,
($ in millions)	2017	2016
Cash flows provided from (used by) operating activities:
Net loss	$(775)	$(293)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	1,670	1,469
Loss on extinguishment of debt and debt exchanges	89	7
Pension settlement costs	77	—
Pension/OPEB costs	22	59
Stock-based compensation expense	10	21
Amortization of deferred financing costs	26	38
Other adjustments	(11)	—
Deferred income taxes	(286)	(163)
Goodwill impairment	670	—
Change in accounts receivable	161	(56)
Change in accounts payable and other liabilities	(471)	(108)
Change in other current assets	3	(12)

Net cash provided from operating activities	1,185	962
Cash flows provided from (used by) investing activities:
Capital expenditures - Business operations	(846)	(960)
Capital expenditures - Integration activities	(19)	(99)
Cash paid for the CTF Acquisition	—	(9,886)
Proceeds on sale of assets	109	—
Other	6	—

Net cash used by investing activities	(750)	(10,945)
Cash flows provided from (used by) financing activities:
Proceeds from long-term debt borrowings	1,500	1,625
Long-term debt payments	(1,662)	(113)
Financing costs paid	(15)	(38)
Premium paid to retire debt	(80)	—
Dividends paid on common stock	(219)	(370)
Dividends paid on preferred stock	(161)	(161)
Capital lease obligation payments	(30)	(8)
Taxes paid on behalf of employees for shares withheld	(5)	(10)
Other	1	9

Net cash provided from (used by) financing activities	(671)	934
Decrease in cash, cash equivalents, and restricted cash	(236)	(9,049)
Cash, cash equivalents, and restricted cash at January 1,	522	9,380

Cash, cash equivalents, and restricted cash at September 30,	$286	$331

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	$1,373	$1,277
Income tax refunds, net	$(4)	$(35)

SCHEDULE A

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended			For the nine months ended
($ in millions)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
EBITDA
Net Loss	$(38)	$(662)	$(80)	$(775)	$(293)
Add back (subtract):
Income tax benefit	(31)	(210)	(46)	(280)	(212)
Interest expense	381	388	386	1,157	1,145
Investment and other income, net	(2)	—	(3)	(5)	(14)
Loss (gain) on extinguishment of debt and debt exchanges	(1)	90	7	89	7

Operating income (loss)	309	(394)	264	186	633
Depreciation and amortization	539	552	578	1,670	1,469

EBITDA	848	158	842	1,856	2,102
Add back:
Acquisition and integration costs	1	12	122	15	387
Pension/OPEB expense	23	25	28	73	77
Restructuring costs and other charges	14	29	11	55	11
Pension settlement costs	15	19	—	77	—
Stock-based compensation expense	4	3	6	10	21
Storm-related costs	9	—	—	9	—
Goodwill impairment	—	670	—	670	—

Adjusted EBITDA (1)	$914	$916	$1,009	$2,765	$2,598

EBITDA margin	37.6%	6.9%	33.4%	26.9%	32.4%
Adjusted EBITDA margin	40.6%	39.8%	40.0%	40.0%	40.0%
Free Cash Flow
Net cash provided from operating activities	$356	$529	$321	$1,185	$962
Add back (subtract):
Capital expenditures - Business operations	(268)	(263)	(403)	(846)	(960)
Capital expenditures - Storm-related costs	3	—	—	3	—
Acquisition and integration costs	1	12	122	15	387
Deferred income taxes	32	213	(8)	286	163
Income tax benefit	(31)	(210)	(46)	(280)	(212)
Dividends on preferred stock	(54)	(53)	(54)	(161)	(161)
Non-cash gains, net(2)	(2)	(4)	(8)	(15)	(38)
Changes in current assets and liabilities	121	(48)	230	307	176
Cash refunded for income taxes	1	—	3	4	35
Restructuring costs and other charges	14	29	11	55	11
Storm-related costs	9	—	—	9	—
Interest expense - commitment fees(3)	—	—	—	—	10

Free cash flow	$182	$205	$168	$562	$373

Dividends on preferred stock	—	—	—	—	54
Incremental interest on new debt	—	—	—	—	178

Adjusted free cash flow	$182	$205	$168	$562	$605

(1)	During the third quarter 2017, we revised our methodology for calculating adjusted EBITDA to exclude GAAP pension/OPEB expense instead of excluding non-cash pension/OPEB costs. We also revised our methodology to exclude stock-based compensation expense. We do not consider the revision to be significant, in part because the numerical effects are relatively small and in part because the revision insulates quarterly adjusted EBITDA from fluctuations caused by quarterly differences in our cash contributions to our pension fund, which is a liquidity-related factor unrelated to the performance of the business. Although the revision to the methodology is not significant, we have, in the interests of transparency and of providing greater comparability among periods, included adjusted EBITDA (and the corresponding reconciliation to net loss) calculated under the revised methodology for all periods presented in the table. Non-cash pension/OPEB costs were $(12) million, $18 million, and $24 million for the three months ended September 30, 2017, June 30, 2017 and September 30, 2016, respectively, and $22 million and $59 million for the nine months ended September 30, 2017 and September 30, 2016, respectively.
(2)	Includes amortization of deferred financing costs and other non-cash adjustments from the consolidated cash flow data.
(3)	Includes interest expense of $10 million for the nine months ended September 30, 2016 related to commitment fees on bridge loan facilities.

SCHEDULE B

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended
	September 30, 2017		June 30, 2017		September 30, 2016
($ in millions, except per share amounts)	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share
Net loss attributable to Frontier common shareholders	$(92)	$(1.19)	$(715)	$(9.20)	$(134)	$(1.73)

Acquisition and integration costs	1		12		122
Restructuring costs and other charges	14		29		11
Pension settlement costs	15		19		—
Loss (gain) on extinguishment of debt and debt exchanges	(1)		90		—
Goodwill impairment	—		670		—
Storm-related costs	9		—		—
Certain other tax items (2)	(5)		4		3
Income tax effect on above items:
Acquisition and integration costs	(1)		(4)		(48)
Restructuring costs and other charges	(5)		(11)		(4)
Pension settlement costs	(5)		(8)		—
Loss (gain) on extinguishment of debt and debt exchanges	—		(33)		—
Goodwill impairment	—		(138)		—
Storm-related costs	(3)		—		—

	19	0.24	630	8.10	84	1.08
Adjusted net loss attributable to Frontier common shareholders(3)	$(73)	$(0.94)	$(85)	$(1.10)	$(50)	$(0.64)

	For the nine months ended
	September 30, 2017				September 30, 2016
	Net Income (Loss)	Basic Earnings (Loss) Per Share			Net Income (Loss)	Basic Earnings (Loss) Per Share
Net loss attributable to Frontier common shareholders	$(936)	$(12.06)			$(454)	$(5.87)

Acquisition and integration costs	15				387
Acquisition related interest expense (1)	—				188
Restructuring costs and other charges	55				11
Pension settlement costs	77				—
Loss (gain) on extinguishment of debt and debt exchanges	89				—
Goodwill impairment	670				—
Storm-related costs	9				—
Certain other tax items (2)	—				(14)
Income tax effect on above items:
Acquisition and integration costs	(6)				(152)
Acquisition related interest expense	—				(73)
Restructuring costs and other charges	(20)				(4)
Pension settlement costs	(28)				—
Loss (gain) on extinguishment of debt and debt exchanges	(33)				—
Goodwill impairment	(138)				—
Storm-related costs	(3)				—

	687	8.84			343	4.42
Dividends on preferred stock	—	—			54	0.70

Adjusted net loss attributable to Frontier common shareholders(3)	$(249)	$(3.20)			$(57)	$(0.73)

(1)	Represents interest expense related to commitment fees on bridge loan facilities in connection with the CTF Acquisition. Also includes interest expense, prior to April 1, 2016, related to the September 2015 debt offering in connection with financing the CTF Acquisition.
(2)	Includes impact arising from federal research and development credits, the domestic production activities deduction, changes in certain deferred tax balances, state tax law changes, state filing method change, non-deductible transaction costs, and the net impact of uncertain tax positions.
(3)	Adjusted net income (loss) attributable to Frontier common shareholders may not sum due to rounding.

SCHEDULE C

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended			For the nine months ended
($ in millions)	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Adjusted Operating Expenses
Total operating expenses	$1,942	$2,698	$2,260	$6,725	$5,854

Subtract:
Depreciation and amortization	539	552	578	1,670	1,469
Goodwill impairment	—	670	—	670	—
Acquisition and integration costs	1	12	122	15	387
Pension /OPEB expense	23	25	28	73	77
Restructuring costs and other charges	14	29	11	55	11
Stock-based compensation expense	4	3	6	10	21
Pension settlement costs	15	19	—	77	—
Storm-related costs	9	—	—	9	—

Adjusted operating expenses (1)	$1,337	$1,388	$1,515	$4,146	$3,889

	For the quarter ended			For the nine months ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Dividend Payout Ratio
Numerator
Dividends paid on common stock	$47	$48	$124	$219	$370
Less: Dividends on June 2015 common stock issuance	—	—	—	—	(18)

	$47	$48	$124	$219	$352

Denominator
Free cash flow (see Schedule A)	$182	$205	$168	$562	$373
Dividends on preferred stock	—	—	—	—	54
Incremental interest expense	—	—	—	—	178

Adjusted free cash flow	$182	$205	$168	$562	$605

Dividend payout ratio	26%	23%	74%	39%	59%

(1)	During the third quarter of 2017, we revised our methodology for calculating adjusted operating expenses, making the same changes, and for the same reasons, as we did with respect to adjusted EBITDA. See, Note 1 to Schedule A